UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

January 20, 2006
Date of Report (Date of earliest event reported)

COMMERCIAL CAPITAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-50126 (Commission File Number)	33-0865080 (IRS Employer Identification No.)

8105 Irvine Center Drive, 15th Floor, Irvine, California 92618
(Address of principal executive offices)   (Zip Code)

(949) 585-7500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01: Other Events

On January 20, 2006 Commercial Capital Bancorp, Inc. (the “Company”) and announced by press release the signing of an agreement to acquire Lawyers Asset Management, Inc., an Oakland, California based 1031 exchange accommodator, which held exchange balances in excess of $100 million at December 31, 2006. The all stock transaction is valued at $8 million dollars. The transaction, which is subject to the satisfaction of certain closing conditions, is not subject to regulatory approval and is expected to close in February 2006. Lawyers Asset Management will operate as a subsidiary of the Company, with Lloyd W. Kendall, Jr. continuing to serve as its President.

A copy of the press release is attached as exhibit 99.1 to this Form 8-K.

Item 9.01: Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	The following exhibit is included with this Report:

Exhibit 99.1 Press Release dated January 20, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMERCIAL CAPITAL BANCORP, INC. By: /s/ Stephen H. Gordon ——————————————— Stephen H. Gordon Chairman of the Board and Chief Executive Officer

Date: January 20, 2006